SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 25, 2003

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-00041	94-3019135

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229

(Address of principal executive offices)	(Zip Code)

(925) 467-3000

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events
SIGNATURE

Item 5. Other Events

     On February 25, 2003, Dominick’s Finer Foods, LLC, a subsidiary of Safeway Inc., obtained a dismissal of the action in Baker, et al. v. Jewel Food Stores, et al., a consumer class action in Chicago alleging that Dominick’s and Jewel Food Stores, a subsidiary of Albertsons Inc., conspired to fix the price of milk in their stores in the nine-county Chicago metropolitan area from 1996-2000, in violation of the Illinois Antitrust Act. The case was filed in August 2000 in the Circuit Court of Cook County, Illinois, and was certified as a class action in July 2002. Trial began in late January 2003. The judge, after hearing three weeks of testimony, dismissed the action at the end of plaintiffs’ case, without requiring Dominick’s and Jewel to put on the defense case.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.

Date: March 5, 2003	By:	/s/ Robert A. Gordon

	Name: Title:	Robert A. Gordon Senior Vice President and General Counsel

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